UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +971 (0) 42767576 / + 1 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01 Other Events – Shareholders update

Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

March 18, 2016

Dear Shareholders,

Now that we have filed our December 31, 2015 Form 10-K with the SEC, we would like to take the opportunity to point out certain interesting aspects of this Form 10-K.

CURRENT CLIENTS:

As of December 31, 2015 we had 15 clients under contract that we, management, deemed to be active and are either seeking a listing on a recognized stock exchange or seeking funding for acquisition and growth:

	Client:	Sector:

1	Regis Card Group Limited	Prepaid cards and payment services

2	Arrow Cars International Inc.	Long term car rental

3	Medinas Holdings BV	Therapeutical stomach cancer treatment

4	Duo World Inc.	Software development and integration

5	VT Hydrocarbon Holdings (Pte.)	LNG Gas storage

6	Authenta Trade	Bitcoin

7	ATC Enterprises DMCC	Diamonds

8	Unii Limited	Mobile Applications such as “Fling”

9	Energy Equity Resources (Norway) Limited	Natural resources

10	Scandinavian AgriTex Co. Limited	Cotton and clothing industry

11	Tam Mining Limited	Natural resources

12	Primesite Developments Limited	Residential and commercial Development

13	International FIM SRL	Manufacturing of automotive car parts

14	INSCX Exchange Limited	Nano-technology exchange

15	Quartal Financial Solutions AG	Financial Technology

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Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

MILESTONES FOR 2016:

Our specific plan of operations and milestones through March 2017 are as follows:

1)	DEVELOP THE INTRODUCER NETWORK FURTHER AND IN HOPES OF ATTRACTING NEW INTEREST FOR OUR SERVICES.

We currently are relying on introductions to potential clients by the following firms in the Middle East, South East Asia, Europe and the US:

●	Certain registered investment houses and funds in London (United Kingdom)

●	An Austrian management consultancy firm based in Vienna (Austria)

●	Various investment banks based in Dubai (UAE)

●	Certain Private Banks based in Amsterdam (Holland), Luxembourg (Luxembourg) and Zurich in Switzerland

●	Various family offices in Dubai (UAE)

●	Various introducers to Capital based on the East and West coast of the US

●	Various introducers to Capital based in South East Asia

●	Yemon (Pvt.) Limited – An introducer of new business based in Sri Lanka

●	MEPEX – A Bahrain Oil and Gas exhibit with over 280 members

●	Sixfoursixfour Limited and the World Nano Foundation

We intend to develop relationships with a further six “introducers” to potential new business for the Company within the next 12 months.

2)	NEW BUSINESS

During next 12 months, we believe that we have the capacity to sign at least another 12 new clients in various sectors and located around the globe.

3)	DUBAI EXPANSION

We will continue to establish a firm presence in Dubai, UAE where we are attracting clients, relationships and awareness. Our Dubai operation is currently a branch office of the Company allowing us a license to trade in the area. This branch office will continue to recruit new members of staff that will allow us to grow and become more efficient in Dubai.

4)	SOUTH EAST ASIAN EXPANSION

We will continue to establish a firm presence in South East Asia where we are attracting clients, relationships and awareness.

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Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

5)	OPEN AN OFFICE IN THE US.

Within the next 12 months and if it makes economic sense, we plan to open an office on the east coast of the USA in order to substantially expand our network of introducers to new business and also professionals and consultants.

6)	EXPAND OUR CONSULTANCY TO INCLUDE MORE MERGER AND ACQUISITION ACTIVITY.

We intend to form relationships with merger and acquisition specialists during the next 12 months, which will hopefully enable us to:

●	Find potential merger and acquisition candidates.

●	Introduce our clients to brokers and investment bankers.

●	Introduce our clients to the appropriate professionals (attorneys and accountants) to assist them in a public offering or exchange listing.

7)	DEVELOP IN HOUSE IT DEPARTMENT

Commencing initially with one member we will start to develop a proprietary program allowing us to easily monitor a client’s development status and work in progress. We will also use this tool to manage our pipeline of clients and therefore it will become vital in our cash flow forecasting.

8)	EXPAND OUR HUMAN RESOURCES DEPARTMENT IN DUBAI – KINGSMAN JAMES.

The Company created an in-house human resources department called “Kingsman James” (http://kingsmanjames.com/) with a view to be able to provide its existing clients and other new clients with the possibility of restructuring their companies management with seasoned professionals, if required. We intend to continue expanding this “Human Resources” department throughout the next 12 months.

9)	EXPAND OUR NETWORK OF CONTACTS WITHIN THE INVESTMENT COMMUNITY

During the next 12 months, we intend to substantially expand our Middle Eastern, South East Asian and also our US networks in order to enable us to make introductions on a more institutional level. At present, we are being received with open arms by all of the financial communities with whom we have contact; hence, we have plans to host various hospitality events for our current clients, our key contacts and upper management of the Company.

10)	EXPAND OUR RANGE OF BUSINESS AND CONTACTS

We intend to take our consultancy service outside of the Middle East and Europe and into Asia and Sri Lanka. We will expand on a “Commission Only” basis for the individuals or companies who take on our service to offer to their clients. Accountants, lawyers and finance professionals are the target market for overlaying our service into their existing client banks in return for a percentage of fees received. We also intend to add at least two new members to our administration team during the next 12 months.

11)	ROAD SHOWS

We will continue working on different “Road shows” in Dubai, Europe, South East Asia and the US.

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Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

12)	FURTHER EXPAND OUR RANGE OF BUSINESS AND CONTACTS

We intend to cement the relationships created. The target markets for attracting clients are: Thailand, Sri Lanka, China, Hong Kong and Singapore. To service the clients generated from these markets, we will spend time creating a network of service companies who we can utilize to assist us on a local basis. We will explore the possibilities of dual listings for our clients in Singapore to allow us a local market for any Asian clients we will attract and giving the Company a firm foothold in the Asian territory.

BALANCE SHEET:

The balance sheet items, for the years ended 2015 and 2014, that we would like to point out are as follows:

Current assets:

Our current assets at December 31, 2015 had increased by $88,443, mainly due to an increase in Cash at bank balance and an increase in prepaid fees. Our cash revenues will increase up to a further US1.7 million depending on the achievement of certain milestones contractually agreed in our current engagements. This cash revenue increase estimation does not include various cash and equity success fees related to assisting some of our clients with sourcing capital funding for growth and expansion.

Investments:

At December 31, 2014, the Company had investments amounting to $3,000. These investments increase substantially to $2,650,471 as of December 31, 2015, which represents an increase of 882% compared to the balance at December 31, 2014.

Current Liabilities:

Our current liabilities at December 31, 2014 totaled $2,475,594. As of December 31, 2015, we managed to decrease these current liabilities to $2,283,652, which represents a decrease of 8% mainly due to an increase in accounts payable to suppliers and creditors, a decrease in accounts payable to related parties, a substantial increase in deferred revenue which is very positive as this deferred revenue will become income for the Company over time and finally, a small increase in third party loans.

We now have no more convertible debt (on a “discount to market” basis) outstanding. Two out of three loans that we have with third parties are non-recourse loans hence no guarantees have been granted to the lenders.

At December 31, 2015, the Company had deferred revenue totaling $839,130. As mentioned above, these deferred cash fees will slowly be reflected on the Company´s income statement once certain milestones and contractual obligations have been met.

Finally, in September of 2015, the Company re-negotiated a non-convertible loan amounting to $1,160,578 (principal and interest) down to a total of $500,000 (principal and a fixed amount of embedded interest) with payment terms over 12 months and no penalty clauses for late payment. This re-negotiation with the lender represented a 56.92% discount or cash saving for the Company. We also repaid the first installment of $20,000 to this particular lender, as per the amended loan agreement, leaving a total loan plus accrued interest balance of $480,000 at December 31, 2015. We have an agreement to pay off the rest of the debt on or before September 30, 2016.

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Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

Long term Liabilities:

During the year ended December 31, 2015, the Company paid off all of its long term related party liabilities amounting to $427,310 by way of converting this debt into restricted common shares issued to management.

Redeemable Series “A” Preferred Shares

During the year ended on December 31, 2015, management decided that it was not in the interest of the Company to redeem the Series “A” Preferred Shares outstanding hence management decided to return these shares to treasury. The effect of this strategic decision was the elimination of a further $1,020,000 of liabilities.

Stockholder’s Equity / (Deficit):

At December 31, 2014, the Company had a stockholders’ deficit of $3,841,580 (negative), which has now been reduced massively over the twelve months of 2015, so much so, that at December 31, 2015 our stockholders’ equity was $523,443 (positive). This represents a decrease of $4,365,023 hence for the first time since the Company became a “reporting company” to the SEC, the Company has closed a financial year with positive shareholders equity.

The total amount of common shares issued and outstanding at December 31, 2015, were 776,165,973. The total amount of shares issued and outstanding common shares at March 18, 2016, were also 776,165,973, of which 70.39% are restricted and in management’s hands. These restricted shares are subject to special and stringent rules with regards to any potential the sale on the open market. The Company´s trading float is currently 202,198,715 common shares.

INCOME STATEMENTS:

The Company had revenues amounting to $3,313,356 and $515,000, for the years ended December 31, 2015 and 2014, respectively. This represents an increase of $2,798,356 or an increase of more than 5 times (543%).

The total operating expenditures amounted to $1,870,214 and $1,391,743, for the years ended December 31, 2015 and 2014, respectively. These operating expenses increased by $478,471 as we had more legal and professional fees to pay for work carried out for new and older clients during the years ended December 31, 2015. We also employed new members of staff, which, by defect, lead to an increase in salary expenditure.

The Company had a net income or profit from operations of $1,443,142 during the year ended December 31, 2015 as opposed to the $(876,743) loss from operations of during the year ended December 31, 2014. This represents an increase in operating income of 265%.

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Global Equity International, Inc.
& Subsidiaries.
Management’s Analysis

The Company’s other income and (expenses) during the years ended December 31, 2015 and 2014, were $(1,195,708) and $(1,345,386), respectively. Overall, there was a decrease of 11% in our other expenses which was due to the fact that we re-structured one loan with the lender resulting in gain on debt extinguishment. Other expenses relating to convertible notes showed an increasing trend because all of the convertible notes were fully converted to the Company’s stock during the year ended December 31, 2015. These note conversions caused an increase in amortization of debt discount and also losses on conversion of notes. The loss on derivative liabilities also increased due to the change in fair values of the derivative liabilities at each conversion and reporting date. Management believes that most of these expenses will not form part of our future financial statements due to the fact that as of December 31, 2015, and also at today’s date, we have no toxic or discounted to market convertible debt.

The net income for the year ended December 31, 2015 was $247,434 as opposed to the net loss of $(2,222,129) for the year ended December 31, 2014. This represents a $2,469,563 increase when comparing both year ends.

Finally, our EPS for 2015 was $0.001 per share and $(0.07) per share in 2014.

Yours sincerely,

/s/ Enzo Taddei
Enzo Taddei – CFO
Global Equity International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2016.

GLOBAL EQUITY INTERNATIONAL INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

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